SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             August 18, 2005

Public Service Company of Colorado

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

001-3280	84-0296600
(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        303-571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 18, 2005, Public Service Company of Colorado (PSCo) completed a refinancing transaction covering $129.5 million in existing pollution control indebtedness.  The new indebtedness consists of $129.5 million of Adams County, Colorado 4.375 percent Pollution Control Refunding Revenue Bonds, 2005 Series A (County Bonds).  The tax-exempt County Bonds have a financial insurance guaranty, and a maturity date of Sept. 1, 2017.  Proceeds from the offering will be used to redeem $79.5 million aggregate principal amount of Adams County, Colorado Pollution Control Refunding Revenue Bonds, 1993 Series A and $50 million aggregate principal amount of Morgan County, Colorado Pollution Control Refunding Revenue Bonds, 1993 Series A.

As part of the refinancing, Adams County, Colorado issued the $129.5 million of County Bonds relating to specified generating facilities of PSCo.  Pursuant to a Financing Agreement dated August 1, 2005 (Financing Agreement), PSCo has borrowed from Adams County the proceeds from the sale of the County Bonds and will use these proceeds to redeem the existing pollution control indebtedness identified above.  Under the Financing Agreement, PSCo issued a promissory note (Note) to Adams County and has agreed to repay the loan and Note by making principal, interest, and redemption premium payments, if any, as and when due with respect to the County Bonds.  The payment obligations of PSCo under the Financing Agreement and the Note are absolute and unconditional.  In connection with the financial insurance guaranty for the County Bonds, PSCo entered into an insurance and reimbursement agreement with the issuer of the financial insurance guaranty.  PSCo’s obligations with respect to the insurance agreement are secured by PSCo’s issuance of $129.5 million in first mortgage bonds and first collateral trust bonds (Company Bonds) with identical principal amount, maturity and interest provisions as the County Bonds. The Company Bonds are issued pursuant to Supplemental Indentures dated August 1, 2005, to PSCo’s existing first mortgage bond indenture and first collateral trust indenture among PSCo and its first mortgage bond trustee and first collateral trust bond trustee, respectively.  The Financing Agreement, the Supplemental Indentures and other transaction documents contain standard representations, covenants and events of default for facilities of this type, including acceleration of indebtedness upon certain events of default. Events of default under the Financing Agreement include a failure to punctually make payments when due under the Note which results in a default on the County Bonds; a continuing failure or default regarding performance of applicable covenants, conditions or agreements in the Financing Agreement or the Note; any acceleration of payments with respect to the Company Bonds or other first mortgage bonds; and an event of default under the insurance agreement.

See additional information in the agreements filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
4.01

Financing Agreement between Adams County, Colorado and Public Service Company of Colorado, dated as of August 1, 2005, relating to $129,500,000 Adams County, Colorado Pollution Control Refunding Revenue Bonds, 2005 Series A.

4.02

Supplemental Indenture No. 16, dated as of August 1, 2005, of Public Service Company of Colorado to U.S. Bank Trust National Association, as Trustee. Supplemental to the Indenture dated as of October 1, 1993, establishing the securities of Series No. 16 designated First Collateral Trust Bonds, Series No. 16 (MBIA Collateral Bonds).

4.03

Supplemental Indenture, dated as of August 1, 2005, of Public Service Company of Colorado to U.S. Bank Trust National Association, as Trustee, creating an issue of First Mortgage Bonds, Collateral Series P. Supplemental to Indenture dated as of December 1, 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Company of Colorado
(a Colorado Corporation)

/s/ BENJAMIN G.S. FOWKE III
Benjamin G.S. Fowke III
Vice President and Chief Financial Officer

August 24, 2005